Exhibit 22

AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of February 4, 2020, among PRAIRIE ECI ACQUIROR LP, a Delaware limited partnership (the “Borrower Representative”), PRAIRIE VCOC ACQUIROR LP, a Delaware limited partnership (“VCOC Borrower”), PRAIRIE NON-ECI ACQUIROR LP, a Delaware limited partnership (“Non-ECI Borrower” and together with the Borrower Representative and VCOC Borrower, collectively, the “Borrowers”), the Parent Guarantors and Subsidiary Guarantors party hereto (collectively, the “Guarantors”), BIP HOLDINGS MANAGER L.L.C., a Delaware limited liability company as the Parent Pledgor, the Lenders party hereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent.

A. The Borrowers, the Guarantors, the Parent Pledgor, the Administrative Agent and the Collateral Agent and the Lenders and the other parties from time to time party thereto are parties to the Credit Agreement dated as of March 11, 2019 (as amended, amended and restated, supplemented and otherwise modified prior to the Initial Effective Date, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by the amendments set forth in Section 2, the “Initial Effective Date Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement.

B. Prairie Private Acquiror LP, a Delaware limited partnership and an Affiliate of the Borrowers (“Buyer”) intends that, in accordance with the terms of that certain Agreement and Plan of Merger, dated as of December 16, 2019 (including all schedules and exhibits thereto and as may be amended, supplemented or otherwise modified and in effect from time to time, the “Phase II Acquisition Agreement”) by and among Buyer, Prairie Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), TGE and TGE GP, Buyer and/or Merger Sub will acquire the remaining Equity Interests in TGE owned by its public shareholders (the “Phase II Acquisition”).

C. In connection with the Phase II Acquisition and the other related transactions contemplated by the Phase II Acquisition Agreement, on the Take Private Effective Date (as defined below), (a) the Borrowers and the other Loan Parties may enter into one or more Restructuring Transactions (as defined in the form of Amended Credit Agreement attached hereto as Annex A, as may be further amended in accordance with Section 3(a)), (b) one or more Borrowers may incur Incremental Term Loans in accordance with the terms and conditions of the Amended Credit Agreement and/or TEP or one or more of its Subsidiaries may incur Indebtedness for borrowed money to partially fund the Phase II Acquisition, the Restructuring Transactions and/or the Phase II Transaction Expenses (as defined below), (c) the DSR Account Termination (as defined below) shall occur and the proceeds of the Debt Service Reserve Account may be used to partially fund the Phase II Acquisition, the Restructuring Transactions and/or the Phase II Transaction Expenses and (d) the Loan Parties, the Investors and certain other investors designated by the Investors (together with the Investors, the “Co-Investors”) and/or their respective Affiliates will pay, or cause to be paid, any fees or expenses incurred by the Loan Parties, the Co-Investors or any of their respective Subsidiaries in connection with the Phase II Transactions (as defined below) (including expenses in connection with hedging transactions related to the Obligations, any original issue discount or upfront fees, employee retention payments and deferred compensation expenses (regardless of when paid)), this Amendment and the other Loan Documents executed in connection herewith and the transactions contemplated hereby and thereby (collectively, the “Phase II Transaction Expenses”) (the Phase II Acquisition and the other related transactions contemplated by the Phase II Acquisition Agreement and any transactions related thereto, together with the transactions described in the foregoing clauses (a) through (d), collectively, the “Phase II Transactions”).

D. The Borrowers have further requested that the Lenders and the Administrative Agent consent to the applicable Phase II Transactions and the amendment of the Existing Agreement and the Initial Effective Date Credit Agreement in accordance with Sections 2 and 3 respectively, each, as set forth more fully below.

E. The amendments contemplated by this Amendment shall apply only from and after the Initial Effective Date or the Take Private Effective Date, as applicable.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Initial Effective Date Consents and Waivers. Effective upon the satisfaction or waiver of the conditions precedent set forth in Section 4 below on the Initial Effective Date, the Administrative Agent and the undersigned Lenders constituting Required Lenders hereby:

(a) consent to the Loan Parties’ consummation of the Phase II Transactions on or about the Take Private Effective Date; and

(b) waive any provision of each Credit Agreement or any other Loan Document to the extent such provision would prohibit or condition any of the transactions or actions contemplated by the foregoing clause (a), including without limitation, any provision of Article VII of the Existing Credit Agreement that would prohibit or condition the consummation of any Phase II Transactions.

For the avoidance of doubt, the occurrence of the Take Private Effective Date shall not be a condition to the effectiveness of the consents and waivers set forth in this Section 1.

Section 2. Initial Effective Date Amendments. Effective upon the satisfaction or waiver of the conditions precedent set forth in Section 4 below, on the Initial Effective Date, the Existing Credit Agreement shall be amended as follows:

(a) The following new definitions shall be added to Section 1.01 of the Existing Credit Agreement in alphabetical order:

““Amendment No. 1” means Amendment No. 1, dated as of February 4, 2020, to this Agreement.”

““Amendment No. 1 Effective Date” means February 4, 2020.”

““Existing Credit Agreement” means the Credit Agreement dated as of March 11, 2019 (as amended, supplemented or otherwise modified prior to the Take Private Effective Date), among the Borrowers, the Parent Guarantors, BIP Holdings Manager L.L.C., as parent pledgor, the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent.”

““Phase II Incremental Amount” has the meaning set forth in the definition of “Incremental Availability Amount”.”

““Take Private Effective Date” means the date on which the Phase II Acquisition (as defined in Amendment No. 1) is consummated.”

(b) The definition of “Incremental Availability Amount” in Section 1.01 of the Existing Credit Agreement shall be amended and restated in its entirety and replaced by the following:

““Incremental Availability Amount” means (a) from the Amendment No. 1 Effective Date through the Take Private Effective Date, an amount equal to (i) $200,000,000 plus (ii) $375,000,000 (the amount set forth in this clause (ii) (which shall only be used to fund the Phase II Transactions (as defined in Amendment No. 1), the “Phase II Incremental Amount”) and (b) after the Take Private Effective Date, $200,000,000; provided that, the Borrowers may elect to use the Phase II Incremental Amount (x) regardless of whether the Borrowers have capacity under clause (a)(i) of this definition and/or (y) prior to using clause (a)(i) of this definition.”

(c) Section 2.12(d)(iii) of the Existing Credit Agreement shall be amended and restated in its entirety and replaced by the following:

“(iii) the aggregate principal amount of the Incremental Term Loans, together with the aggregate principal amount of Incremental Equivalent Debt, shall not exceed the Incremental Availability Amount.”

(d) Section 2.12(e)(ii) of the Existing Credit Agreement shall be amended and restated in its entirety and replaced by the following:

“(ii) the amortization schedule applicable to any Incremental Term Loans and the All-In Yield applicable to the Incremental Term Loans of each Class shall be determined by the Borrower Representative and the applicable Additional Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, that with respect to any Incremental Term Loans (other than any such Incremental Term Loans incurred on or prior to the Take Private Effective Date using the Phase II Incremental Amount) secured on a pari passu basis with the Initial Term Loans made on or prior to the date that is twenty-four (24) months after the Closing Date, if the All-In Yield applicable to such Incremental Term Loans shall be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to the Initial Term Loans by more than 50 basis points per annum (the amount of such excess of the All-In Yield applicable to such Incremental Term Loans over the sum of the All-In Yield applicable to the Initial Term Loans plus 50 basis points per annum, the “Yield

Differential”) then the interest rate (together with, as provided in the proviso below, the Eurocurrency Rate or Base Rate floor) with respect to the Initial Term Loans shall be increased by the applicable Yield Differential (this proviso, the “MFN Protection”); provided, further, that, if any such Incremental Term Loans include a Eurocurrency Rate or Base Rate floor that is greater than the Eurocurrency Rate or Base Rate floor applicable to any existing Class of Term Loans, such differential between Eurocurrency Rate or Base Rate floors, as applicable, shall be included in the calculation of All-In Yield for purposes of this clause (ii) but only to the extent an increase in the Eurocurrency Rate or Base Rate floor applicable to the existing Term Loans would cause an increase in the interest rate then in effect thereunder, an d in such case the Eurocurrency Rate and Base Rate floors (but not the Applicable Rate) applicable to the existing Term Loans shall be increased to the extent of such differential between Eurocurrency Rate or Base Rate floors as the case may be.”

(e) clause (v) of the proviso to Section 7.03(p) of the Existing Credit Agreement shall be amended and restated in its entirety and replaced by the following:

“(v) in the case of Incremental Equivalent First Lien Debt in the form of syndicated term loans (other than any such Incremental Equivalent First Lien Debt incurred on or prior to the Take Private Effective Date using the Phase II Incremental Amount), such Incremental Equivalent First Lien Debt shall be subject to the MFN Protection as if such Indebtedness were an Incremental Term Loan,”

For the avoidance of doubt, the occurrence of the Take Private Effective Date shall not be a condition to the effectiveness of the amendments set forth in this Section 2.

Section 3. Amended Credit Agreement; DSR Account Termination. Effective on the date on which the Phase II Acquisition is consummated (such date, the “Take Private Effective Date”), substantially concurrently with the consummation of the Phase II Acquisition:

(a) unless otherwise elected by the Borrower Representative in writing to the Administrative Agent, the Initial Effective Date Credit Agreement (including the schedules and exhibits attached thereto) shall be amended to read as set forth in Annex A hereto (the “Amended Credit Agreement”, and together with the Existing Credit Agreement and the Initial Effective Date Credit Agreement, the “Credit Agreements”) by inserting the language indicated in single underlined text (indicated textually in the same manner as the following example: single-underlined text) in Annex A and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: stricken text) in Annex A; provided that, in the event that any Incremental Term Loans are incurred on the Take Private Effective Date, the Amended Credit Agreement shall also incorporate any amendments set forth in an Incremental Amendment in respect of such Incremental Term Loans, in accordance with Section 2.12 of the Amended Credit Agreement; provided further that, notwithstanding Section 10.01 or any other provision of any Credit Agreement or any other Loan Document, the Amended Credit Agreement may also incorporate other amendments to effect such changes and modifications as necessary or otherwise mutually agreed as between the Administrative Agent and the Borrower Representative (without the need to obtain the consent of any other Lender or Person) to effectuate and reflect the Restructuring Transactions; and

(b) notwithstanding anything to the contrary in the Existing Credit Agreement or the Initial Effective Date Credit Agreement, (i) all assets credited to the Debt Service Reserve Accounts shall be released and available to the Borrowers and Subsidiary Guarantors to partially fund the Phase II Acquisition, the Restructuring Transactions and/or the Phase II Transaction Expenses or for any other use not prohibited by the Loan Documents, and the obligation of the Borrowers to maintain the Debt Service Reserve Accounts shall cease and (ii) any obligation to maintain the DSR L/Cs shall cease, and the Collateral Agent shall promptly take such actions as the Borrower Representative may reasonably request to cause the termination of each DSR L/C then outstanding (collectively, the “DSR Account Termination”).

For the avoidance of doubt, the only condition (implied or express) to the effectiveness of the Amended Credit Agreement and the DSR Account Termination pursuant to this Section 3 shall be the consummation of the Phase II Acquisition.

Section 4. Conditions to Initial Effective Date. The consents and waivers provided by the Administrative Agent and the Lenders constituting Required Lenders in Section 1 and the amendments to the Existing Credit Agreement set forth in Section 2, shall each become effective on the date (such date, the “Initial Effective Date”) on which each of the following conditions has been satisfied or waived, which date is February 4, 2020:

(a) the Administrative Agent shall have received duly executed signature pages hereto (including by facsimile or other electronic transmission) from (i) Required Lenders and (ii) each of the Loan Parties;

(b) the representations and warranties set forth in Section 6 shall be true and correct as of the Initial Effective Date (except with respect to representations and warranties expressly made only as of an earlier date, which representations were true and correct as of such earlier date);

(c) the Borrower shall have paid, or caused to be paid, to the extent provided in Section 10.04 of the Existing Credit Agreement, all expenses due to the Administrative Agent required to be paid on the Initial Effective Date and invoiced at least three (3) Business Days before the Initial Effective Date; and

(d) the Administrative Agent (or its counsel) shall have received reasonably satisfactory evidence of authorization of this Amendment by the Loan Parties and a certificate of a Responsible Officer of the Borrower Representative to the effect set forth in Section 6.

Section 5. Covenants on Take Private Effective Date. Substantially concurrently with the Take Private Effective Date, the Borrowers shall ensure that the following covenants are satisfied, except as otherwise agreed between the Borrower Representative and the Administrative Agent:

(a) The Administrative Agent shall have received the following, each of which shall be originals or “.pdf” copies or other electronic copies (followed promptly by originals if requested by the Administrative Agent) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i)

each Collateral Document set forth on Schedule I hereto as required to be executed on the Take Private Effective Date as indicated on such schedule (such Collateral Documents, together with this Amendment, collectively, the “Take Private Effective Date Loan Documents”), duly executed by each Loan Party party thereto, together with, in each case, solely to the extent required by the Collateral and Guarantee Requirement and not previously delivered to the Administrative Agent:

(A) certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock or membership interest powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank (or confirmation in lieu thereof reasonably satisfactory to the Administrative Agent or its counsel that such certificates, powers and instruments have been sent for overnight delivery to the Collateral Agent or its counsel);

(B) copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the Liens created under (1) the Security Agreement on assets of the Borrowers and the Guarantors, covering the Collateral described in the Security Agreement and (2) the Pledge Agreement on assets of the Parent Pledgor (as defined in the Amended Credit Agreement), covering the Collateral described in the Pledge Agreement; and

(C) evidence that all other actions, recordings and filings required by the Collateral Documents as of the Take Private Effective Date that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (it being understood that the Borrower Representative hereby provides authorization to the Administrative Agent to take such actions or make such recordings and filings that can be taken or made by the Administrative Agent or the Collateral Agent and to the extent agreed to be taken or made by the Administrative Agent or Collateral Agent, such actions, recordings and filings shall be reasonably satisfactory to the Administrative Agent); and

(ii)	an opinion from Vinson & Elkins L.L.P., New York counsel to the Loan Parties.

provided, however, that, each of the requirements set forth in clause (a)(i) above, including the delivery of documents and instruments necessary to satisfy the Collateral and Guarantee Requirement (except for (A) the delivery of stock certificates pursuant to clause (c) of the Collateral and Guarantee Requirement (provided that, any stock certificate representing any TEP

Units acquired on the Take Private Effective Date (and the related undated stock powers endorsed in blank) required to be delivered shall only be required to be delivered on the Take Private Effective Date to the extent such stock certificate is provided to the Borrowers by the Partnership Parties (as defined in the Phase II Acquisition Agreement) on or prior to the Take Private Effective Date), if any, and (B) the execution and delivery of Collateral Documents set forth on Schedule I hereto that constitute Take Private Effective Date Loan Documents and the filing of financing statements to the extent that a Lien on such Collateral may be perfected by the filing of a financing statement under the Uniform Commercial Code) shall not be required on the Take Private Effective Date after the Borrower Representative’s use of commercially reasonable efforts to provide such items on or prior to the Take Private Effective Date without undue burden or expense if the Borrower Representative agrees to deliver, or cause to be delivered, such documents and instruments, or take or cause to be taken such other actions as may be required to perfect such security interests within ninety (90) days after the Take Private Effective Date (subject to extensions approved by the Administrative Agent in its reasonable discretion). Upon the Administrative Agent approving such extension, the Administrative Agent will notify the Collateral Agent in writing thereof.

Section 6. Initial Effective Date Representations and Warranties. Each of the Borrowers and Subsidiary Guarantors (and, solely to the extent applicable to it, each of the Parent Guarantors and Parent Pledgor) represents and warrants that as of the date hereof (a) no Default or Event of Default exists or is continuing and (b) all representations and warranties of the Loan Parties contained in Article V of the Existing Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date (provided that, representations and warranties that are qualified by materiality or Material Adverse Effect are true and correct (after giving effect to any qualification thereof) in all respects on and as of the date hereof or as of the specifically referenced earlier date, as the case may be).

Section 7. Amendment Fee. The Borrowers hereby agree to pay (or cause to be paid) to the Administrative Agent, for the account of each Lender that executed and delivered its signature page to this Amendment on or prior to the Initial Effective Date, a fee in an amount equal to [        ]% of the principal amount of such Lender’s Loans in effect on the Initial Effective Date, which fee shall be due and payable on, and subject to the occurrence of, the Take Private Effective Date.

Section 8. Reaffirmation of Guarantee and Security. Each Borrower and each other Loan Party, by its signature below, hereby (a) agrees that, notwithstanding the effectiveness of this Amendment, the Collateral Documents continue to be in full force and effect and (b) affirms and confirms its Guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral to secure such Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, such Obligations under each applicable Credit Agreement and the other Loan Documents.

Section 9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile transmission or other electronic transmission (e.g., a “pdf” or “tif”) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart hereof. The Administrative Agent may also require that any such documents and signatures delivered by facsimile transmission or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile transmission or other electronic transmission.

Section 10. GOVERNING LAW.

(a)	THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)

ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE SITTING IN THE BOROUGH OF MANHATTAN, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR ANY OTHER DOCUMENT RELATED HERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 10.02 OF THE APPLICABLE CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AMENDMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE COLLATERAL DOCUMENTS AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN ANY JURISDICTION IN WHICH COLLATERAL IS LOCATED.

Section 11. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

Section 12. No Novation; Effect of this Amendment. This Amendment shall not extinguish the Obligations for the payment of money outstanding under any Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any Guarantee thereof, and the Liens and security interests existing immediately prior to the Initial Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreement) securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Except as expressly provided, nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under any Credit Agreement or instruments Guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of any Loan Party under any Credit Agreement or any other Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided, such obligations are in all respects continuing with only the terms being modified as provided in this Amendment. The Existing Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under any Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in any Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of each Credit Agreement specifically referred to herein. Each Guarantor further agrees that nothing in any Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to such Credit Agreement. This Amendment constitutes a “Loan Document” for all purposes of the Credit Agreements and the other Loan Documents.

Section 13. WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR

OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 14. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

PRAIRIE ECI ACQUIROR LP
PRAIRIE VCOC ACQUIROR LP
PRAIRIE NON-ECI ACQUIROR LP

By: BIP Holdings Manager L.L.C., its general partner

By:	/s/ Christopher Placca
Name: Christopher Placca
Title: Managing Director

[Signature Page to Amendment No. 1]

PARENT GUARANTORS:

PRAIRIE ECI ACQUIROR LP
PRAIRIE VCOC ACQUIROR LP
PRAIRIE NON-ECI ACQUIROR LP

By: BIP Holdings Manager L.L.C., its general partner

By:	/s/ Christopher Placca
Name: Christopher Placca
Title: Managing Director

[Signature Page to Amendment No. 1]

SUBSIDIARY GUARANTORS:

PRAIRIE GP ACQUIROR LLC

By: Prairie ECI Acquiror LP, its managing member

By: BIP Holdings Manager L.L.C., its general partner

By:	/s/ Christopher Placca
Name: Christopher Placca
Title: Managing Director

[Signature Page to Amendment No. 1]

PARENT PLEDGOR:

BIP Holdings Manager L.L.C., its general partner

By:	/s/ Christopher Placca
Name: Christopher Placca
Title: Managing Director

[Signature Page to Amendment No. 1]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Administrative Agent and Collateral Agent

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Brady Bingham
Name:	Brady Bingham
Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

LENDER SIGNATURES ON FILE WITH ADMINISTRATIVE AGENT

[Signature Page to Amendment No. 1]